Exhibit 10.17

OPTION GRANT NOTICE AND AGREEMENT

Igloo Holdings Corporation (the “Company”), pursuant to its 2010 Stock Incentive Plan (the “Plan”), hereby grants to the Holder Options to purchase the number of shares of Stock set forth below. The Options are subject to all of the terms and conditions as set forth in this Option Grant Notice and Agreement (this “Grant Notice”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	Mason Slaine

Date of Grant:	August 4, 2010

Number of Shares of Stock Subject to Option:	40,000,000

Exercise Price Per Share of Stock:	$1.00

Expiration Date:	August 4, 2020

Vesting Commencement Date:	July 29, 2010

Vesting Schedule:	Upon the IRR Calculation Date, a number of Options shall vest equal to the product of (x) the total number of Options granted hereunder multiplied by (y) the Option Vesting Percentage. All Options that do not vest upon the IRR Calculation Date pursuant to the immediately preceding sentence shall be forfeited by the Holder for no consideration.

Definitions:	For purposes of this Grant Notice, the following definitions shall apply.

“Employment Agreement” means that certain Employment Agreement, dated as of August 4, 2010, among the Company, Interactive Data Corporation, and the Holder, as the same may be amended and/or restated from time to time.

“Independent Appraiser” means an independent investment banking or valuation firm jointly selected by the Company and the Holder within fifteen (15) days after the date of the Company’s receipt of an Objection Notice; provided that if the Company and the Holder are unable to agree upon who shall serve as the Independent Appraiser within such fifteen (15) day period, (i) each of the Company and the Holder within five (5) days of the end of such fifteen (15) day period shall submit a list of the names of four nationally recognized investment banking or valuation firms, (ii) each of the Company and the Holder shall strike two of the names submitted by the other party, and (iii) the Independent Appraiser shall be selected by “lot” from the four remaining names of investment banking or valuation firms.

“IRR” means, as of any date of determination, an annual compounded internal rate of return as of such date to the Sponsors calculated using the xIRR function in Microsoft Excel and using all amounts invested in the Company on or prior to such date by the Sponsors (expressed as a negative number) as the investment “outflows,” and proceeds received on or prior to such date by the Sponsors (including any fees paid to Sponsors) with respect to their investment in the Company (expressed as a positive number) as the investment “inflows.” To the extent that the Sponsors hold equity in the Company following the IRR Calculation Date, the fair market value of such equity shall be included as an investment inflow.

If the Holder believes in good faith that the IRR is greater than the amount determined by the Company upon the IRR Calculation Date, then the Holder shall have ten (10) days to deliver a written notice of objection to the Board (an “Objection Notice”). If the Holder timely delivers such an Objection Notice, the Company will promptly engage an Independent Appraiser to deliver to the Company and the Holder a written determination (such determination to include a report setting forth all material analyses used in arriving at such determination) within thirty (30) days of being engaged stating the Independent Appraiser’s determination of the IRR, and such IRR shall be deemed to be the IRR for all purposes of this Grant Notice and shall be final and binding on the parties. If such IRR determined by the Independent Appraiser is higher than the IRR previously determined by the Board, then the costs and expenses of such Independent Appraiser shall be borne by the Company. If such IRR determined by such Independent Appraiser is not higher than the IRR previously determined by the Board, then the costs and expenses of such Independent Appraiser shall be borne by the Holder.

“IRR Calculation Date” means the earliest to occur of (i) the date of a Liquidity Event, (ii) the date of a Qualifying Termination, and (iii) the date that is sixty (60) days prior to the Expiration Date; provided, however, that if a Qualifying Termination (other than due to death or Disability) occurs prior to the first (1st) anniversary of the Vesting Commencement Date, the IRR Calculation Date shall be the earlier of (x) the first (1st) anniversary of the Vesting Commencement Date and (y) the date of a Liquidity Event; provided further, however, that the Holder may elect to treat the fifth (5th) anniversary of the Vesting Commencement Date as the IRR Calculation Date to the extent the IRR Calculation Date has not otherwise occurred prior to such anniversary, by providing the Company with written notice of such election at least thirty (30) days prior to such anniversary.

“IRR Vesting Percentage” shall be a function of the IRR achieved (or deemed achieved) by the Sponsors as of the IRR Calculation Date, determined as follows:

Internal Rate of Return	IRR Vesting Percentage
less than 10%	0%
10%	50%
30% or more	100%

In the event that the IRR falls between 10% and 30%, the IRR Vesting Percentage shall be based on a straight line interpolation between such two values (i.e., for each whole percentage point increase in IRR above ten percent (10%), the IRR Vesting Percentage shall increase by two and one-half (2 1/2) percentage points). For example, if the IRR upon the IRR Calculation Date equals twenty-two percent (22%), the IRR Vesting Percentage would equal eighty percent (80%).

Notwithstanding the foregoing, the IRR Vesting Percentage will equal one hundred percent (100%) upon the occurrence of a Liquidity Event in which the Sponsors receive an amount of consideration with a fair market value equal to or in excess of three (3) times the Sponsors’ invested capital in the Company. For the avoidance of doubt, the IRR Vesting Percentage will equal one hundred percent (100%) if either (i) the IRR upon the IRR Calculation Date equals or exceeds thirty percent (30%) or (ii) the Sponsors receive an amount of consideration with a fair market value equal to or in excess of three (3) times the Sponsors’ invested capital in the Company upon the occurrence of a Liquidity Event.

“Liquidity Event” shall have the meaning given to it in the Employment Agreement.

“Qualifying Termination” means a termination of the Holder’s employment either (x) due to the Holder’s death or Disability (as defined in the Employment Agreement), (y) by the Company without Cause (as defined in the Employment Agreement), or (z) by the Holder for Good Reason (as defined in the Employment Agreement).

“Time Vesting Percentage” means, as of a given date, the product of (x) 4 1/6% multiplied by (y) the number of full calendar months elapsed from the Vesting Commencement Date through such date, such that the Time Vesting Percentage will equal one hundred percent (100%) upon the second (2nd) anniversary of the Vesting Commencement Date; provided, that the Time Vesting Percentage shall never exceed 100%. Notwithstanding the immediately preceding sentence, (i) upon the occurrence of a Qualifying Termination (other than due to death or Disability) prior to the first (1st) anniversary of the Vesting Commencement Date, the Time Vesting Percentage shall equal fifty percent (50%), and (ii) upon the occurrence of a Liquidity Event, the Time Vesting Percentage shall equal one hundred percent (100%).

“Option Vesting Percentage” means the product of (x) the Time Vesting Percentage multiplied by (y) the IRR Vesting Percentage.

Termination of Employment:

Death or Disability	Upon a Termination due to death or Disability, all Options that have not vested as of the IRR Calculation Date shall be immediately forfeited, and all Options that have vested as of the IRR Calculation Date shall remain exercisable until the earlier of (x) the Expiration Date and (y) the twelve (12) month anniversary of such Termination.

For Cause; Without Good Reason	Upon a Termination by the Company for Cause, or by the Holder without Good Reason, all Options, whether or not vested as of such Termination, shall be immediately forfeited.

Without Cause; For Good Reason	Upon a Termination by the Company without Cause, or by the Holder for Good Reason, all Options that have not vested as of the IRR Calculation Date shall be immediately forfeited, and all Options that have vested as of the IRR Calculation Date shall remain exercisable until the earlier of (x) the Expiration Date and (y) the date that is ninety (90) days following the IRR Calculation Date. Following such a Termination by the Company without Cause, or by the Holder for Good Reason, the Holder shall have the right to exercise his vested Options pursuant to a “net exercise” procedure, as contemplated by Section 5(d) of the Plan.

Exercise of Options:	To exercise a vested Option, the Holder (or his authorized representative) must give written notice to the Company, using the form of Option Exercise Notice attached hereto as Exhibit A, stating the number of Options that he intends to exercise. The Company will issue the shares of Stock with respect to which the Options are exercised upon payment for the shares of Stock acquired in accordance with Section 5(d) of the Plan, which Section 5(d) is incorporated herein by reference and made a part hereof; provided, however, that if the Holder wishes to use any method of exercise other than in immediately available funds in United States dollars, or by certified or bank cashier’s check, or as expressly permitted hereby, the Holder shall have received the prior written approval of the Committee or its designee approving such method of exercise.

Upon exercise of Options, the Holder will be required to satisfy applicable withholding tax obligations as provided in Section 16 of the Plan.

Dividends:	In consideration for the Additional Bonus (as defined in the Employment Agreement) that the Holder is eligible to receive pursuant to Section 4(d) of the Employment Agreement, the Holder acknowledges and agrees that the Options shall not be adjusted pursuant to Section 11(a) of the Plan in connection with any dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration.

Transfer Restrictions; Repurchase Rights:	The Holder acknowledges and agrees that the Stock acquired upon the exercise of the Options hereunder will be subject to the transfer restrictions and repurchase rights set forth in that certain side letter agreement relating to transfer restrictions and repurchase rights, dated as of August 4, 2010, by and between the Company and the Holder. For the avoidance of doubt, neither the transfer restrictions set forth in Section 8(b) of the Plan nor the repurchase rights set forth in Section 9 of the Plan shall apply to the Stock issued to the Holder upon the exercise of the Options.

Shareholders Agreement:	Prior to being issued any Stock pursuant to the exercise of the Options, the Holder, to the extent not already a party to that certain Shareholders Agreement dated as of July 29, 2010, by and among the Company and certain of its investors, as the same may be amended and/or restated from time to time, shall be required to execute and become a party to such agreement.

Breach of Non-Interference Agreement:	In the event that the Holder breaches the Non-Interference Agreement executed concurrently with, and attached as Exhibit A to, his Employment Agreement, in addition to any other remedies, the Committee may determine, in its sole discretion, to require all Options then held by the Holder to be immediately forfeited and returned to the Company without additional consideration.

Additional Terms:

	•	Options shall be exercisable in whole shares of Stock only.

	•	Each Option shall cease to be exercisable as to any share of Stock when the Holder purchases the share of Stock or when the Option otherwise expires.

	•	The Stock issued upon the exercise of any Options hereunder shall be registered in Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Stock delivered to the Holder shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•	This Grant Notice does not confer upon the holder any right to continue as an employee or service provider of the Company or any other member of the Company Group.

•	This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•	The Holder and the Company acknowledge that the Options are intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the “fair market value” per share of Stock on the Date of Grant. Since shares are not traded on an established securities market, the Exercise Price has been based upon the determination of Fair Market Value by the Board in a manner consistent with the terms of the Plan. The Holder acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Board, the Company’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code.

•	The Holder agrees that the Company may deliver by email all documents relating to the Plan or these Options (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Holder by email or such other reasonable manner as then determined by the Company.

Representations and Warranties of the Holder:	The Holder hereby represents and warrants to the Company that:

	•	The Holder understands that the Stock has not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Holder’s representations contained herein; the Stock is being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering, and in connection therewith, the Holder acknowledges the Holder’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

	•	The Holder is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment contemplated by this Grant Notice, and the Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

	•	Except as specifically provided herein or in the Plan, the Holder has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge all or any portion of his Stock, and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement;

	•	The Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article, or any other form of advertising or general solicitation as to the Company’s sale to the Holder of the Stock;

•	The Holder is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents, and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants, and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities, and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

•	The Holder has been informed that the shares of Stock are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock are first registered under the federal securities laws or unless an exemption from such registration is available; and

•	The Holder is prepared to hold the shares of Stock for an indefinite period and that the Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock from the registration requirements of the Securities Act.

[Signatures to appear on the following page.]

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

IGLOO HOLDINGS CORPORATION	HOLDER

By:	/s/ Christine Sampson	/s/ Mason Slaine
	Signature	Signature

Title:	Chief Financial Officer	Date: August 4, 2010

Date: August 4, 2010

[Signature Page to Slaine Option Grant Notice and Agreement]

            , 20

Igloo Holdings Corporation

Attn: [                    ]

Re: Notice of Exercise

1.	By delivery of this Notice of Exercise to Igloo Holdings Corporation (the “Company”), I am irrevocably electing to exercise Options to purchase shares of Stock granted to me under the Company’s 2010 Stock Incentive Plan (the “Plan”).

2.	The number of shares of Stock I wish to purchase by exercising my Options is .

3.	The applicable purchase price (or exercise price) is $1.00 per share, resulting in an aggregate purchase price of $ (the “Aggregate Purchase Price”).

4.	I am satisfying my obligation to pay the Aggregate Purchase Price by:

☐	Delivering to the Company, with this Notice of Exercise, an amount equal to the Aggregate Purchase Price in immediately available United States dollars, or by certified or bank cashier’s check.

☐	Authorizing the Company, through this Notice of Exercise, to effectuate a “net exercise,” pursuant to which I will receive the number of shares of Stock exercised (as set forth in paragraph 2 above), reduced by the number of shares equal to the Aggregate Purchase Price divided by the Fair Market Value per share on the date of exercise. If required pursuant to the Grant Notice and Agreement pursuant to which the Options were granted, I have attached to this Notice of Exercise the written communication confirming the consent of the Committee to my use of the net exercise procedure described herein.

5.	To satisfy the applicable withholding taxes:

☐	I have enclosed an amount equal to the applicable withholding taxes in immediately available United States dollars, or by certified or bank cashier’s check.

☐	I elect to have such amount satisfied by the use of shares of Stock such that the number of shares I receive upon exercise will be reduced (or further reduced if net exercise was chosen above) by a number of shares with an aggregate Fair Market Value on the date of exercise equal to any federal, state, and local income or other taxes required by law to be withheld by the Company. If required pursuant to the Grant Notice and Agreement pursuant to which the Options were granted, I have attached to this Notice of Exercise the written communication confirming the consent of the Committee to my use of the withholding tax procedure described herein.

6.	I hereby agree to be bound by all of the terms and conditions set forth in the Plan and any Grant Notice and Agreement pursuant to which the Options were granted. If I am not the person to whom the Options were granted by the Company, proof of my right to purchase the shares of Stock is enclosed.

7.	I have been advised to consult with any legal, tax, and financial advisors I have chosen in connection with the purchase of the Stock.

Dated:

*
(Optionee’s signature)	(Additional signature, if necessary)

(Print name)	(Print name)

(Full address)	(Full address)

*	Each person in whose name Stock is to be registered must sign this Notice of Exercise. (If more than one name is listed, specify whether the owners will hold the Stock as community property or as joint tenants with the right of survivorship).